Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made this 1st day of July, 2002, by and between CAPITOL GROUP HOLDINGS CORPORATION., a Nevada corporation having its principal office and place of business in Clark County, Nevada (the "Company") and FRANK
J. DOBRUCKI, a resident of Clark County, Nevada (the "Employee").

         1.       Employment.  The Company hereby employs the Employee and the
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Employee  hereby accepts  employment  upon the terms and conditions  hereinafter set forth.

         2.       Duties.  The Employee is engaged as President and Chief
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Executive  Officer of the Company.  The duties of the Employee shall include without limitation:

(a) Devoting full time and attention to the performance of his duties as President and Chief Executive Officer of the Company;

(b) Performing such other duties incident to acting as President and Chief Executive Officer of the Company;

(c) Visit with all clients, vendors and manufacturers that supply products to the Company, including visits to suppliers, and assist in the business negotiations with such vendors and manufacturers;

(d) Visit with representatives and potential customers of the Company for the purpose of promoting the business of the Company; and

(e) Devote such time and effort to his duties under this Agreement as may be reasonably requested by the Company.

         3.       Term. Subject to the provisions for termination  hereinafter
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provided,  the Employee's  employment hereunder shall begin on the date hereof, and shall terminate on the fifth anniversary date of this Agreement.

         4. Base Compensation. In partial consideration of the Employee's services to be rendered hereunder, the Company shall pay to the Employee, as base compensation, a salary of $144,000.00 per year, payable in equal semimonthly installments of $6,000.00 on the 15th and last days of each month during the term of the Employee's employment hereunder, pro rated for any partial employment period.

         5.       Commission.  In addition to the base  compensation  set forth
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in Paragraph 4 hereof,  the Employee  shall be entitled to receive an allowance for automobile expense of $1,000 per month, payable on the 15th of each month during the term of this Agreement.

         6. Reimbursement of Expenses. The Company recognizes that the Employee, in rendering services hereunder as President and Chief Executive Officer of the Company, will be required to spend sums of money for the entertainment of various persons and representatives of companies and organizations with whom the Company is having, or would like to have, business relationships. In addition to the compensation provided for in Paragraph 4 above, the Company shall reimburse the Employee for business expenses it deems reasonably incurred by him in performing his duties hereunder. The Employee shall adhere to all rules and regulations, which may be issued from time to time by the Company with respect to the reimbursement of expenses.

         The Company will reimburse the Employee for all business expenses incurred for and on behalf of the Company, provided the Employee presents to the
Company:

(a) An account book or statement in which the Employee recorded details about such expense at or near the time such expenditure was made;

(b) The amount of the expenditure;

(c) The time, place and designation of the type of entertainment and travel or other expenses;

(d) The business reason for the expense and the nature of the benefit derived or expected to be derived as a result of the expenditure;

(e) The names, occupations, addresses, and other information concerning each person who was entertained, or other information sufficient to establish a business relationship to the Company; and

(f) Documentary evidence such as receipts or bills paid which state sufficient information to establish the amount, date, place, and essential character of the expenditure.

         The Employee shall provide such other information with respect to the business expense incurred hereunder which may be required by the Company to enable it to comply with the rules and regulations promulgated by the Internal Revenue Service of the United States of America for the purpose of establishing the reasonableness of all such business expenses and deductions.

         7. Fringe Benefits. So long as the Company employs the Employee, he shall be entitled to participate in the Company's group medical and hospitalization plan. The Employee shall be entitled to 4 weeks' vacation (or more in the discretion of the Board of Directors), which period or periods of vacation are to be first approved by the Board of Directors of the Company. In addition, the Employee shall be entitled to receive with pay all holidays observed by the Company, as may be determined by the Board of Directors from time to time. The Company may, at its option, treat as sick days all days it deems to be excessive days of vacation. In addition, the Employee shall be entitled to 15 days of sick leave or more, in the discretion of the Board of Directors. It is the parties' intention that the Company's vacation and sick leave policies regarding the Employee are to be much more flexible than the policies generally maintained by the Company for its other employees.

         8. Death of the Employee. If the Employee dies while this Agreement is in effect, the compensation otherwise to be paid to the deceased Employee shall be paid to the deceased Employee's spouse or designated beneficiary, if any, for a period of six months from when such death occurs. Thereafter, the Company shall have no further liability to Employee's heirs, successors, or assigns for compensation, other than to pay any accrued and unpaid benefits then due and owing (such as for unused vacation pay).

         9.       Working  Facilities and Benefits.  The Employee shall be
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furnished with a private  office,  secretarial  help, and such other  facilities and services, suitable to his position and adequate to the performance of his duties.

         10. Non-Performance of Duties. If the Employee is unable, or fails, to perform his full-time duties to the Company ("Non-Performance") for a period of more than six weeks, his compensation shall be reduced by 50 percent thereafter. If he returns to full-time duties within six weeks after that, then his full compensation shall resume at such time. If he does not return to full-time duties within twelve weeks from the date of the commencement of Non-Performance, then the Company shall have the right at its option to terminate the Employee's employment. Nothing contained in this paragraph shall affect any rights, if any, which the Employee may have under the federal Family Medical Leave Act or any other such applicable law, and the parties intend that the provisions of this Paragraph shall accord Employee equivalent rights to those presently provided by such law.

         11. Life Insurance. The Company may at its discretion, at any time after the execution of this Agreement, apply for and procure as owner and for its own benefit a policy or policies of insurance on the life of the Employee, in such amounts and in such form or forms as the Company may choose. The Employee shall have no interest whatsoever in any such policy or policies, but he shall at the request of the Company submit to such medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance.

         12.      Termination of Employment  for Cause.  Nothing in this
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Agreement  shall be construed to prevent the Company from  terminating  the
Employee's employment at any time:

(a) If the Employee refuses, or is not able, to discharge his full duties;

(b) If the Employee engages in conduct determined by the Company to be fraud, misappropriation, embezzlement or similar conduct of moral turpitude; or

(c) If the Employee is charged with or indicted for the commission of any felony or misdemeanor involving moral turpitude by any state or federal court in the United States of America, or in any jurisdiction where he is employed; or

(d) If the Employee shall willfully violate any of the terms or provisions of this Agreement.

         The parties agree that such termination shall not be a breach of this Agreement by the Company, and that such termination shall end the Company's obligation to pay compensation or benefits to the Employee or his heirs, successors or assigns.

         13.      Confidential Information and Trade Secrets.

         As used herein, the term "Trade Secrets" shall mean any scientific or technical information, design, process, procedure, formula or improvement of the Company or any of its affiliates that is valuable and not generally known to competitors of the Company and its affiliates. "Confidential Information" shall mean any data or information, other than Trade Secrets, of the Company or any of its affiliates that is important, competitively sensitive, and not generally known by the public, including but not limited to the strategic and business plans, business prospects, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements and such similar information relating to subsidiaries and affiliates of the Company, provided, however, that "Trade Secrets" and "Confidential Information" shall not apply to information which is
(i) already in the Employee's possession (unless such information was obtained by the Employee from the Company or its affiliates or was obtained by the Employee in the course of the Employee's employment by the Company or its affiliates), (ii) received by the Employee from a third party with no restriction on disclosure, (iii) becomes generally available to the public through no wrongful act on the part of the Employee, or (iv) required to be disclosed by any applicable law.

                  (a) The Employee recognizes that the Employee's position with the Company is of a fiduciary nature and requires considerable responsibility and trust. In reliance on the Employee's loyalty, the Company may entrust the Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information of the Company and its affiliates.

                  (b) Except as required to perform the Employee's duties as an employee, the Employee will not use or disclose any Trade Secrets or Confidential Information during his employment or thereafter. This obligation shall constitute a covenant, which shall survive this Agreement and be separately enforceable.

                  (c) Upon the request of the Company and, in any event, upon the termination of employment hereunder, the Employee will surrender to the Company all memoranda, notes, records, drawings, manuals or other documents (including all copies thereof) pertaining to the Company's business, the Employee's employment or the business of the Company or its affiliates, as well as all materials involving any Trade Secrets or Confidential Information.

                  (d) All such information and materials, whether or not made or developed by the Employee, shall be the sole and exclusive property of the Company or its affiliates, and the Employee hereby assigns to the Company all of the Employee's right, title and interest in and to any and all of such information and materials.

         14. Covenant Not to Compete. It is recognized by the Employee that the Business of the Company is international in scope and that geographical limitations on the below described covenant not to compete and the non-solicitation covenant are therefore not appropriate. Consequently, for a period of five years from the date of this Agreement, on a worldwide basis, the Employee shall not:

(a) Canvass, solicit, or accept any business for any other person, partnership, firm, corporation or other legal entity engaged in business the same as the Business of the Company from any present or past customer of the Company.

(b) Give any other person, partnership, firm, corporation or other legal entity engaged in business the same as the Business of the Company the right to canvass, solicit or accept any business from any present or past customer of the Company.

(c) Directly or indirectly request or advise any past, present or future customer of the Company to withdraw, curtail or cancel its business for any other business the same as the Business of the Company, from any present or past customer of the Company.

(d) Directly or indirectly disclose to any other person, partnership, firm, corporation or other legal entity engaged in business the same as the Business of the Company the names of past, present or future customers of the Company.

(e) Directly or indirectly induce, or attempt to influence any employee of the Company to terminate his employment.

(f) Without the written consent of the Company, directly or indirectly employ or attempt to employ any person, who, on the date of this Agreement or at any time during the two years before the date of this Agreement, is or was an employee the Company, whether full or part-time.

(g) Directly or indirectly own, manage, operate, join or participate in, or be connected as an officer, director, stockholder, employee, partner or otherwise with any business under any name similar to Capitol Group Holdings Corporation, or the name of the Company or any of its affiliated corporations.

(h) Directly or indirectly compete with, or become interested in any competitor of the Company in the Business of the Company.

         This covenant on the part of the Employee shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant.

         As used herein, the "Business of the Company" shall include "affordable senior housing communities."

         If a court of competent jurisdiction determines that any of the provisions of this covenant not to compete are unreasonable or otherwise unenforceable, such court shall be empowered to sever or modify any portion of the territory or prohibited business activity identified herein which is not found to be enforceable from the coverage of this covenant and to apply the remaining provisions of this covenant to the applicable temporal, territorial or categorical activities not so severed. The parties agree that no determination regarding enforceability, if any, shall in any manner affect the right of the Company to recover damages as a result of any breach of this covenant by the Employee. The parties also agree that with respect to the duration and applicability of the covenant not to compete, the time period specified herein shall be extended for a period equal to the aggregate quantity of time during which the Employee is found to have violated such prohibitions in any respect.

         15. Specific Enforcement. The Employee specifically acknowledges and agrees that the restrictions established by the covenants on Trade Secrets, Confidential Information and non-competition are reasonable and necessary to protect the legitimate interest of the Company and its affiliates and that the Company would not have employed the Employee in the absence of his agreement to abide by such restrictions. The Employee further acknowledges and agrees that any violation of these covenants will result in irreparable injury to the Company or its affiliates, that the remedy at law for any violation or threatened violation of such paragraphs will be inadequate and that in the event of any such breach, the Company or its affiliates, in addition to any other remedies or damages available at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages, after the posting of a bond in the amount of $100.00, the issuance of which the Employee hereby consents.

         16.      Damages for  Breach.  In the event of a breach of this
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Agreement  by either the Company or the  Employee  resulting  in damages to the other party, that party may recover from the party breaching this Agreement any and all damages that may be sustained.

         17. Attorney's Fees to Enforce Covenants. If it should become necessary for any party to bring suit for enforcement of the covenants herein contained, the parties hereby agree that the party who is found to have violated said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the prevailing party.

         18. Governing law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflicts of laws provisions thereof, and shall be deemed for all purposes to be performable in Clark County, Nevada. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for the Southern District of Nevada, Las Vegas Division, as well as of the District Courts of the State of Nevada in Clark County, Nevada over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

         19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the Employee's employment relationship with the Company, or any matters engaged in by the Employee during or after the term of this Agreement, shall be resolved by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, pursuant to the provisions of the Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et seq. The parties agree that this Agreement involves matters in interstate commerce considering the nature and scope of the Company's business, and the activities in which the Employee shall be engaging as part of his full-time duties. Upon the initiation of an arbitration proceeding by either party, the AAA shall be responsible for (a) appointing a sole neutral arbitrator with experience in matters at issue, and (b) administering the case in accordance with the AAA Rules. The filing fees shall initially be paid by the party initiating the arbitration, and the arbitrator shall have the right to award recovery of such fee to the prevailing party. The arbitration shall be conducted at the AAA offices in Las Vegas, Nevada, or at such other location in Las Vegas, Nevada as shall be mutually agreeable. The arbitrator shall render a reasoned award within thirty (30) days after the closing of the hearing conducted according to applicable AAA rules. Upon the application of either party to this Agreement, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to: (x) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (y) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement. Any order or judgment rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction. No action by any party to seek such judicial relief shall constitute any waiver of his or its right to arbitration herein. The prevailing party in the arbitration shall be entitled to recover, in addition to any damages or other relief, if any, reasonable attorney's fees, as well as all costs incurred. If an award is entered against a party, then that party shall have thirty (30) days after the date of the award within which to comply with the award in full. Interest on the award shall accrue at ten (10%) percent per annum from the date of the award until paid in full. If the party against whom an award has been entered fails to comply timely with the award in full, then the prevailing party shall have the right to enforce the award in any court of competent jurisdiction, and shall also have the right to recover all additional attorney's fees and expenses incurred after entry of the award for having had to seek judicial enforcement of the award.

         20.      Benefit.  All the terms and  provisions  of this  Agreement
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shall be  binding  upon and inure to the  benefit of and be  enforceable  by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         21. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Company, addressed to Capitol Group Holdings Corp. at 4600 E. Sunset Road, Suite 320, Henderson, Nevada 89014, telephone
(702) 948-5500, fax (702) 948-5501, and e-mail info@capitolghc.com; and if to the Employee, addressed to Mr. Frank Dobrucki at 3555 E. Harmon Ave. Las Vegas, Nevada 89121, telephone (702) 451-8954, fax (702) 451-8916, and e-mail
resba@aol.com; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

         22. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

         23. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

         24.      Cumulative  Rights.  The rights and remedies of any party
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under this Agreement and the  instruments  executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         25. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

         26.      Headings.  The headings used in this Agreement are for
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convenience and reference only and in no way define,  limit,  simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

         27. No Third-Party Beneficiary. Any agreement to pay an amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and permitted assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

         28.      Multiple  Counterparts.  This Agreement may be executed in one
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or more  counterparts,  each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

         29.      Entire  Agreement.  This instrument  contains the entire
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Agreement of the parties with respect to the subject matter hereof,  and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

30.      Time of the Essence.  Time is of the essence of this Agreement.
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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.



                             Capitol Group Holdings Corp.




                             By   /s/ Bruce Merrin
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                             Bruce Merrin, Secretary




                              By   /s/
                             ---------------------------------------------------
                             Frank Dobrucki, Chief Executive Officer